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                                                                      EXHIBIT 21


                      LAKEHEAD PIPE LINE PARTNERS, L.P.
                            PRINCIPAL SUBSIDIARIES
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        The Registrant's principal subsidiary is Lakehead Pipe Line Company,
Limited Partnership, a Delaware limited partnership, in which the Registrant has a 99% limited partner interest.